SEGMENT INFORMATION
            TECHNE CORPORATION AND SUBISIDARIES
         (in thousands of $'s, except per share data)

                                      Fiscal 2012
                                   ----------------     Increase
                                    First  Percent  (Decrease) From
                                   Quarter of Sales   Fiscal 2011
                                   ------- --------  --------------
Sales                               77,596   100%         9,651
Cost of sales                       19,209    25%         3,859
                                   -------   ----         -----
Gross margin                        58,387    75%         5,792

Gross margin percentage              75.2%

SG&A expense                        10,773    14%         3,160
R&D expense                          6,667     9%            48
Interest income                       (728)   (1%)          119
Other non-operating ex., net         1,175     1%           918
                                   -------   ----         -----
                                    17,887    23%         4,245
                                   -------   ----         -----
Earnings before income taxes        40,500    52%         1,547
Income taxes                        12,979    17%           399
                                   -------   ----         -----
                                    27,521    35%         1,148
                                   =======   ====         =====

Diluted earnings per share            0.74
Weighted average diluted shares
  outstanding                       37,170






                              BIOTECHNOLOGY  (1)
                             (in thousands of $'s)

                                      Fiscal 2012
                                   ----------------     Increase
                                    First  Percent  (Decrease) From
                                   Quarter of Sales   Fiscal 2011
                                   ------- --------  --------------

Sales                               72,303   100%         9,262
Cost of sales                       16,465    23%         3,624
                                   -------   ----         -----
Gross margin                        55,838    77%         5,638

Gross margin percentage              77.2%

SG&A expense                         9,470    13%         2,984
R&D expense                          6,469     9%            48
Interest income                       (609)   (1%)           53
Exchange loss/gain                     524     1%         1,029
                                   -------   ----         -----
                                    15,854    22%         4,114
                                   -------   ----         -----
Pretax result                       39,984    55%         1,524
                                   =======   ====         =====

(1)	Includes R&D Systems' Biotechnology Division, R&D Systems Europe,
 BiosPacific, R&D China, Boston Biochem and Tocris.


                                 HEMATOLOGY
                           (in thousands of $'s)


                                      Fiscal 2012
                                   ----------------     Increase
                                    First  Percent  (Decrease) From
                                   Quarter of Sales   Fiscal 2011
                                   ------- --------  --------------

Sales                                5,293   100%           389
Cost of sales                        2,744    52%           235
                                   -------   ----         -----
Gross margin                         2,549    48%           154

Gross margin percentage              48.2%

SG&A expense                           480      9%          152
R&D expense                            198      4%         ----
Interest income                        (47)    (1%)           6
                                   -------   ----          ----
                                       631     12%          158
                                   -------   ----          ----
Pretax result                        1,918     36%           (4)
                                   =======   ====          ====



                       CORPORATE AND OTHER (2)
                        (in thousands of $'s)

                                  Fiscal 2012         Increase
                                    First           (Decrease) From
                                   Quarter          Fiscal 2011
                                   -------         --------------

Interest income                         72               (60)
Rental income                          134                11
                                   -------              ----
                                       206               (49)

SG&A expense                           823                24
Other-Building expenses                587                31
Other-Equity Investment losses         198              (131)
                                   -------              ----
                                     1,608               (76)
                                   -------              ----
Pretax result                       (1,402)               27
                                   =======              ====



(2) Unallocated corporate expenses and Techne's share of losses by Hemerus Medical, LLC and Nephromics, LLC.